Exhibit 10.24
PLEDGE AGREEMENT
     THIS PLEDGE AGREEMENT (this “Agreement”), dated as of September 26, 2007, is entered into by and between Flag Luxury Properties, LLC, a Delaware limited liability company (the “Pledgor”), FX Real Estate and Entertainment Inc., a Delaware corporation (the “Borrower”), and CKX, Inc., a Delaware corporation (the “Lender”), as the holder of the Note (as defined below).
RECITALS
     WHEREAS, pursuant to that certain Line of Credit Agreement between the Borrower and the Lender (the “Line of Credit”), the Lender has agreed to loan the Borrower up to $7,000,000;
     WHEREAS, the Borrower is indebted to the Lender as evidenced by that certain Note (as defined below);
     WHEREAS, the Pledgor desires to pledge certain securities owned of record by the Pledgor to secure the obligations of the Borrower under the Line of Credit;
     WHEREAS, the Lender acknowledges that it shall have no recourse against the Pledgor in connection with the Line of Credit beyond all or the portion of the Collateral (as defined below) with a Fair Market Value (as defined below) equal to not more than $5,000,000 (the “Maximum Value”) as of the earlier of (x) the date on which an Event of Default (as defined below) has occurred and is continuing (after the lapse of applicable cure and grace periods) and (y) the date on which the Borrower has defaulted on the performance of the Obligation (as defined below) (such date being hereinafter referred to as the “Valuation Date”); and
     WHEREAS, as an inducement for the Lender to permit the deferred payment of the obligations represented by the Note, the Pledgor has agreed to pledge the Collateral to the extent equal to the Maximum Value.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:
     1. Pledge. For value received, the Pledgor hereby pledges, assigns and grants to the Lender, upon the terms and conditions of this Agreement, a security interest in and to any and all present or future rights of the Pledgor in and to the number of shares of common stock, par value $.01 per share, of Borrower owned of record by Pledgor representing 2.475% of the outstanding shares of common stock of the Borrower, with an aggregate value equal to the Maximum Value on the date hereof (the “Collateral”).

     All capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings given them in the Uniform Commercial Code as adopted by and currently in effect in the State of New York (the “Code”). As used in this Agreement, the term “Securities” means any notes, stocks, treasury stocks, bonds, debentures, evidences of indebtedness, warrants, partnership interests, stock options, beneficial interests in trusts, or equity interests of any nature whatsoever in any legal entity or, in general, any interest or instrument commonly known as a “security,” or any warrant or right to subscribe to or purchase any of the foregoing; and the term “issuer” means, with respect to any Securities, the legal entity in which such Securities evidence an ownership or beneficial interest.
     2. Line of Credit. This Agreement is being executed and delivered in connection with the Line of Credit. The security interests herein granted (“Security Interests”) shall secure payment and performance of: (a) that certain Promissory Note of even date herewith in the principal amount of US $7,000,000, made by the Borrower and payable to the order of the Lender (such note and any modification, renewal, extension or substitution thereof being herein referred to as the “Note”); and (b) the due and punctual observance and performance of each and every agreement, covenant and condition on the Borrower’s part to be observed or performed under this Agreement and the Note (all of which debts, duties, liabilities and obligations hereinbefore described and covered by this Agreement and the Note are hereinafter referred to as the “Obligation”). All capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to them in the Note.
     3. Priority. The Borrower represents and warrants to the Lender that the Security Interests are first and prior security interests in and to all of the Collateral.
     4. Representations, Warranties and Covenants. Pledgor hereby represents and warrants to the Lender and covenants for the benefit of the Lender as follows:
          (a) Pledgor is the sole legal and equitable owner of the Collateral free from any adverse claim, lien, security interest, encumbrance or other right, title or interest of any Person, except for the security interest created hereby, other than restrictions on transfer imposed by applicable U.S. federal, state or foreign securities laws. Pledgor has the right and power to grant a security interest in the Collateral to the Lender without the consent of any other Person, and Pledgor shall at its expense defend the Collateral against all claims and demands of all Persons at any time claiming the Collateral or any interest therein adverse to the Lender. So long as any Obligation to the Lender pursuant to the Note is outstanding, Pledgor will not without the prior written consent of the Lender grant to any Person a security interest in any of the Collateral or permit any lien or encumbrance to attach to any of the Collateral, or suffer or permit any levy or garnishment, or attachment to be made on any part of the Collateral, or permit any financing statement to reflect an interest in any part of the Collateral, except that of the Lender, to be on file with respect thereto.
          (b) Pledgor has delivered to the Lender, or to a bank approved by the Lender which shall hold the Collateral in escrow, all stock certificates evidencing the Collateral pledged and assigned under this Agreement, together with duly executed stock powers in blank and all other assignments or endorsements reasonably requested by the Lender.

          (c) If new or additional Securities are issued to Pledgor (as a stock dividend, stock split, or pursuant to any reclassification or recapitalization of the capital of any issuer of Securities pledged and assigned hereunder, or the reorganization or, merger, acquisition or consolidation of any such issuer or otherwise) with respect to the Collateral, then the same shall be deemed an increment to the Collateral and under pledge and assignment to the Lender hereunder. If evidenced by a stock certificate, bond, warrant, debenture, certificate, or other instrument or writing, then such Securities shall (to the extent acquired or received by or placed under the Pledgor’s control) be held in trust for and promptly delivered to the Lender, together with duly executed stock powers in blank and any other assignments or endorsements as the Lender may request. If any such Securities are uncertificated, then the Pledgor shall immediately upon acquisition of such Securities cause the Lender to be registered as the transferee thereof on the books of the depository, custodian bank, clearing corporation, brokerage house, issuer or otherwise, as may be requested by the Lender.
     5. Pledgor’s Obligations.
          (a) So long as the Note is outstanding, Pledgor covenants and agrees with the Lender (a) not to permit any part of the Collateral to be levied upon under any legal process; (b) not to dispose of any of the Collateral without the prior written consent of the Lender except to a Permitted Transferee; (c) to comply with all applicable foreign, federal, state and local statutes, laws, rules and regulations, the noncompliance with which would have an adverse effect on the value of the Collateral; and (d) to pay all taxes accruing after the Closing Date which constitute, or may constitute, a lien against the Collateral, prior to the date when penalties or interest would attach to such taxes; provided, that Pledgor may contest any such tax claim if done diligently and in good faith.
          (b) Notwithstanding Section 5(a) above, Lender acknowledges that the Pledgor may distribute or assign all or a portion of the Collateral to a Permitted Transferee (as defined below) in connection with the mandatory distribution contemplated by that certain Membership Interest Purchase Agreement, dated as of June 1, 2007 and amended by Amendment No. 1 to the Membership Interest Purchase Agreement dated as of June 18, 2007, by and between FX Luxury Realty, LLC, Lender and Pledgor. Pledgor acknowledges and agrees that the portion of the Collateral so distributed or assigned to a Permitted Transferee (as defined below) shall remain subject to this Agreement and Pledgor shall condition each Permitted Transferee’s (as defined below) acceptance of such distributed or assigned portion of the Collateral on such Permitted Transferee (as defined below) delivering a joinder to this Agreement, in form and substance reasonably satisfactory to the Lender, making it a party to this Agreement as of the effective date of such assignment or distribution. “Permitted Transferee” shall mean Robert F.X. Sillerman, Paul C. Kanavos and/or Brett Torino. For the avoidance of doubt, the term “Pledgor” shall be deemed to include each such Permitted Transferee severally but not jointly.
     6. Event of Default. As used herein, the term “Event of Default” shall include any or all of the following if same exist on the tenth (10th) calendar day after written notice by the Lender to Pledgor which certifies such default:

          (a) The assignment, voluntary or involuntary conveyance of legal or beneficial interest, mortgage, pledge or grant of a security interest in any of the Collateral; provided, however, that an assignment by the Pledgor to a Permitted Transferee shall not constitute an Event of Default; or
          (b) The filing or issuance of a notice of any lien, warrant for distraint or notice of levy for taxes or assessment against the Collateral (except for those which are being contested in good faith and for which adequate reserves have been created).
     7. Remedies. Upon the occurrence and during the continuation of an Event of Default as defined herein, in addition to any and all other rights and remedies which the Lender may then have hereunder or under the Note, under the Code, or otherwise, the Lender may, at its option: (a) reduce its claim to judgment or foreclosure or otherwise enforce the Security Interests, in whole or in part, by any available judicial procedure; (b) sell, or otherwise dispose of, at the office of the Lender, or elsewhere, all or any part of the Collateral, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust the Lender’s power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Obligation has been paid and performed in full); (c) at its discretion, retain the Collateral in satisfaction of the Obligation whenever the circumstances are such that the Lender is entitled to do so under the Code or otherwise; and (d) exercise any and all other rights, remedies and privileges it may have under the Note and the other documents defining the Obligation. The Pledgor shall indemnify and hold harmless the Lender from all costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by the Lender in exercising its rights and remedies hereunder due to the Event of Default. Provided that an Event of Default has not occurred or be continuing, the Pledgor shall retain all voting rights with respect to the Collateral and, subject to the Note, all cash dividends declared with respect to such Collateral. Notwithstanding the foregoing, the Pledgor may, at its discretion, substitute cash for the Collateral required to secure the Obligation, in an amount equal to the lesser of (x) the amount of the Obligation at the time of the occurrence of the Event of Default, (y) the Maximum Value and (z) 120% of the Fair Market Value of the Collateral at the time of the election to foreclose. Where cash is substituted by the Pledgor the Lender shall return the Collateral to the Pledgor free and clear of it security interest therein
     8. Limited Recourse. Notwithstanding anything to the contrary contained herein, the Lender’s sole recourse and remedy with respect to the Pledgor under this Agreement and the Line of Credit is limited to the portion of the Collateral with a Fair Market Value as of the Valuation Date equal to the Maximum Amount. For purposes of this Agreement, “Fair Market Value” shall mean the average closing price per share of common stock of the Borrower (or other Securities then comprising the Collateral) for the five trading days immediately preceding the Valuation Date or if the shares of common stock of the Borrower (or other Securities then comprising the Collateral) are not then publicly traded, the fair market value of the Collateral shall be determined in writing by a nationally recognized independent appraiser selected by the Lender subject to the reasonable satisfaction of the Pledgor (or in the case of Permitted Transferees, the holder(s) of a majority in interest of the Collateral).

     9. Application of Proceeds by the Lender. Any and all proceeds up to the Maximum Value ever received by the Lender from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy pursuant hereto shall be applied by the Lender to the Obligation in such order and manner as the Lender, in its sole discretion, may deem appropriate, notwithstanding any directions or instructions to the contrary by the Pledgor; provided that the proceeds and/or accounts up to the Maximum Value shall be applied toward satisfaction of the Obligation. Any proceeds received by the Lender under this Agreement in excess of the lesser of the Maximum Value or those necessary to fully and completely satisfy the Obligation (as well as the Lender’s reasonable costs and expenses incurred in connection with its exercise of remedies hereunder) shall be distributed to the Pledgor; provided, however, if the Lender elects to retain the Collateral and the Fair Market Value of the Collateral as of the Valuation Date exceeds the Maximum Value or such lesser amount needed to satisfy the Obligation, the balance of the Collateral shall revert back to the Pledgor.
     10. Notice of Sale. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to the Pledgor and to any other persons entitled under to notice; provided, that if any of the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender may sell, pledge, assign or otherwise dispose of the Collateral without notification, advertisement or other notice of any kind. It is agreed that notice sent or given not less than ten (10) calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purpose of this paragraph.
     11. Termination of Security Interests; Release of Collateral. Upon repayment in full of the Obligation under the Note, the remaining Security Interests shall terminate and all rights to the Collateral shall revert to the Pledgor. At any time and from time to time prior to the termination of the Security Interests, the Lender may release all or any of the Collateral. Upon termination of the Security Interests or release of Collateral, the Lender will, at the expense of the Pledgor, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence the termination of the Security Interests or the release of the Collateral or a portion thereof, as the case may be. Notwithstanding anything to the contrary set forth in this Agreement or any other document or instrument referenced herein, the Pledgor may, in its sole and absolute discretion, at any time repay the Obligation under the Note in full, at which time the remaining Security Interests shall terminate and all rights to the Collateral shall revert to the Pledgor.
     12. Delivery of Notices. All notices requests and demands required or permitted hereunder or in connection herewith will be in writing and delivered by (a) first class mail, postage prepaid, and either return receipt requested or certified, (b) personal delivery or overnight courier, or (c) facsimile or e-mail with confirmation under either (a) or (b), to such party at the address set forth below, or at such other address as such party may supply by written notice. Notice will be effective on the date it is delivered to the intended recipient to the address set forth below:

If to the Lender:	CKX, Inc.
650 Madison Avenue

New York, New York 10022
Attention: Howard J. Tytel, Esq.
Telephone: 212-838-3100
Facsimile: 212-753-3188

If to the Pledgor:	Flag Luxury Properties, LLC
650 Madison Avenue
New York, New York 10022
Attention: Mitchell J. Nelson, Esq.
Telephone: 212-838-3100
Facsimile: 212-980-4455
or to such other person or address as a party shall furnish by notice to the other party in writing.
     13. Binding Effect. This Agreement shall be binding upon the Pledgor, its successors, and shall inure to the benefit of the Lender, its successors and assigns.
     14. Governing Law; Jurisdiction; Venue. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York in all respects, without regard to conflicts of laws principles thereof. Each party hereby irrevocably and unconditionally consents to the exclusive jurisdiction of the (a) courts of the State of New York in and for New York County, and (b) the United States District Court for the Southern District of New York, for any actions, suits or proceedings arising out of or relating to this Agreement, and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 12 hereof will be effective service of process for any action, suit or proceeding brought against it in any such court. Each of such parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the courts of the State of New York or the United States of America located in the City of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The parties further agree that service of any process, summons, notice or document by registered mail to its respective address as set forth in Section 12 hereto will be effective service of process for any action, suit or proceeding brought against it in any such court.
     15. Severability. This Agreement sets forth the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. The recitals of this Agreement are true and correct and by this reference are incorporated herein and made a part hereof as if fully set forth herein. In the event that any one or more of the provisions contained in this Agreement are held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

LENDER:

CKX, INC., a Delaware corporation

By:	/s/ Thomas P. Benson

Name:	Thomas P. Benson

Title:	Chief Financial Officer

PLEDGOR:

FLAG LUXURY PROPERTIES, LLC,
a Delaware limited liability company

By:	/s/ Paul C. Kanavos

Name:	Paul C. Kanavos

Title:	President

BORROWER:

FX REAL ESTATE AND
ENTERTAINMENT INC.,
a Delaware corporation

By:	/s/ Mitchell J. Nelson

Name:	Mitchell J. Nelson

Title:	Vice President

STOCK POWER
     FOR VALUE RECEIVED, the undersigned FLAG LUXURY PROPERTIES, LLC hereby sells, assigns and transfers unto CKX, INC., [                     (          )] shares of the common stock, par value $.01 per share, of FX LUXURY REAL ESTATE AND ENTERTAINMENT INC., standing in its name on the books of said corporation represented by Stock Certificate No.       herewith, and does hereby irrevocably constitute and appoint the                                          attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.
Dated: September      , 2007

FLAG LUXURY PROPERTIES, LLC,
a Delaware limited liability company

By:

[ ]

IN THE PRESENCE OF: